Exhibit 99.1

Press Release www.shire.com

Director/PDMR Share Dealings

September 30, 2015 – Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces that Ordinary Shares (“Shares”) and American Depositary Shares (“ADSs”) of the Company, as set out below, have been acquired today for the Non-Executive Directors, being the part of their total fees that are paid in shares for the period of service from July 1 to September 30, 2015.

	Type of Security (1)	Number of Shares/ADSs
Dominic Blakemore	Shares	129
Olivier Bohuon	Shares	127
William Burns	Shares	155
Dr. Steven Gillis	ADSs	52
Dr. David Ginsburg	ADSs	45
David Kappler	Shares	151
Susan Kilsby	ADSs	154
Sara Mathew	ADSs	16
Anne Minto	Shares	154

(1) One ADS is equal to three Shares

The Shares and ADSs were acquired on the London Stock Exchange and NASDAQ respectively at £44.98 per Share and $204.1653 per ADS.

This notification relates to disclosures made in accordance with 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations
Matthew Osborne	mattosborne@shire.com	+1 781 482 9502
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com